EXHIBIT 10.37

SECOND PURCHASE AND SALE AGREEMENT

This Second Purchase and Sale Agreement, (this “Second Purchase and Sale Agreement”), is hereby made and entered into this 18th day of December 2009, (the “Execution Date”), by and between:

Tanaka Kikinzoku Kogyo Kabushiki Kaisha, (“TKK”), a company incorporated under the laws of Japan with its registered offices located at Tokyo Building 22F, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-6422, Japan

and

Catalytic Solutions, Inc., (“CSI”), a company incorporated under the laws of the State of California, USA, with its registered offices located at 4567 Telephone Road, Suite 206, Ventura, California 93003 United State of America.

WITNESSETH

WHEREAS, Tanaka Holdings Kabushiki Kaisha, (“TKK/THD”), a company incorporated under the laws of Japan, originally did business under the corporate name “Tanaka Kikinzoku Kogyo Kabushiki Kaisha,” but on October 1, 2009 changed such corporate name to “Tanaka Holdings Kabushiki Kaisha”; and

WHEREAS, TKK/THD and CSI executed that certain Original Shareholders Agreement dated as of February 13, 2008, (the “Original Shareholders Agreement”), pursuant to which TKK/THD and CSI established, as equal shareholders, the joint venture company TC Catalyst, which Original Shareholders Agreement TC Catalyst joined as a party by means of a written acknowledgement dated June 11, 2008 and which Original Shareholders Agreement was amended by TKK/THD, CSI and TC Catalyst pursuant to that certain First Amendment Agreement dated as of June 11, 2008; and

WHEREAS,  TKK/THD and CSI executed that certain Purchase and Sale Agreement dated as of December 22, 2008, (as amended by that certain Amendment to Purchase and Sale Agreement also executed by TKK/THD and CSI dated as of December 22, 2008, the “First Purchase and Sale Agreement”), pursuant to which TKK/THD purchased from CSI 400 common shares in the capital of TC Catalyst, making the shareholding ratio of TC Catalyst shares between TKK/THD and CSI 70% and 30%, respectively, and TKK/THD further purchased from CSI certain rights in the Territory, (as such term was defined in the Original Shareholders Agreement), to technology relating to TWCs for HDU, (as such terms were defined in the Original Shareholders Agreement); and

WHEREAS, TKK/THD, CSI and TC Catalyst further amended the Original Shareholders Agreement in connection with the First Purchase and Sale Agreement and the transactions related thereto by executing that certain Second Amendment Agreement dated as of December 22, 2008, (the “Second Amendment Agreement”); and

WHEREAS, TKK/THD established a wholly-owned subsidiary under the name of “Tanaka Kikinzoku Kogyo Kabushiki Kaisha,” (the party “TKK” to this Second Purchase and Sale Agreement), which corporate name was the former name of TKK/THD, and, pursuant to a separate agreement and the required consents from CSI, TKK/THD transferred to TKK, prior to the Execution Date, all of the common shares in the capital of TC Catalyst held by TKK/THD to TKK, together with all of its interests in the rights in the Territory to technology relating to HDU purchased from CSI under the Second Purchase and Sale Agreement; and

WHEREAS, TKK and CSI have executed that certain New Shareholders Agreement dated as of even date herewith, (the “New Shareholders Agreement”), and pursuant to the provisions of the New Shareholders Agreement, each of the Original Shareholders Agreement,  the First Amendment Agreement and the Second Amendment Agreement were terminated and replaced by the New Shareholders Agreement; and

WHEREAS, CSI now desires to sell to TKK, and TKK desires to purchase from CSI, a further portion of the shares of TC Catalyst currently held by CSI; and

WHEREAS, CSI now further desires to sell to, and cause its Affiliates to sell to, TKK, and TKK desires to purchase from CSI and its Affiliates, certain proprietary technology, defined hereinbelow as the Purchased Technology, in accordance with the terms and conditions set forth in this Second Purchase and Sale Agreement; and

WHEREAS, the proprietary technology defined hereinbelow as the TWC/LVA Technology held prior to the Execution Date by CSI and its Affiliates, was licensed, and caused to be licensed, by CSI and its Affiliates to TC Catalyst pursuant to that certain CSI License Agreement executed by CSI and TC Catalyst dated as of June 11, 2008, (the “CSI License Agreement”), which CSI License Agreement was terminated pursuant to the Second Purchase and Sale Agreement and replaced by that certain Revised CSI License Agreement executed by CSI and TC Catalyst dated as of December 22, 2008;

NOW, THEREFORE, each of TKK and CSI, (each, a “Party” and collectively, the “Parties”), hereby agrees to abide in good faith with each of the following terms and conditions.

Article 1.

Definitions

Each capitalized term used in this Second Purchase and Sale Agreement shall, unless otherwise specifically defined herein, have the meaning assigned to each such term in accordance with the New Shareholders Agreement.

Article 2.

Sale and Purchase of Shares

2.1

CSI hereby agrees to sell to TKK, effectively as of December 18, 2009, 500 Shares, (the “CSI Shares”), for a total purchase price of JPY 10,000,000, (ten million Japanese Yen, the “Share Purchase Price”), and TKK hereby agrees to purchase the CSI Shares and to pay to CSI the Share Purchase Price by bank transfer to the bank account designated by CSI, on December 18, 2009.  Each of TKK and CSI hereby acknowledge and agree that the respective shareholdings of TKK and CSI with regard to TC Catalyst shall be, as of the completion of the purchase and sale of the CSI Shares under this Article 2.1, 95% and 5%, respectively.

2.2

CSI hereby represents and warrants that the CSI Shares hereby transferred to TKK shall be free and clear of any and all liens, encumbrances or other security interests of any kind.

2.3

Each of CSI and TKK hereby agree to cause the Directors nominated by each such Party to take all such steps necessary to duly authorize and finalize the sale of the Shares in accordance with this Article 2 and to register such CSI Shares in the name of TKK.

2.4

In consideration of the mutual covenants between TKK and CSI contained in this Second Purchase and Sale Agreement, TKK and CSI hereby agree to amend the First Purchase and Sale Agreement by deleting in their entirety the provisions of Article 3 thereof.  For the avoidance of doubt, pursuant to the amendment and deletion of Article 3 of the First Purchase and Sale Agreement hereunder, CSI shall, as of the Execution Date, have no right or option to purchase or repurchase any Shares from TKK.

Article 3.

Purchase and Sale of Technology, Technology Transfer

3.1

CSI hereby agrees to (i) sell and transfer, and cause its Affiliates to sell and transfer, to TKK all of the technology relating to TWCs for LVA, as further described in Article 3.2 below, (the “TWC/LVA Technology”), and (ii) sell and transfer, and cause its Affiliates to sell and transfer, to TKK all of the technology relating to “zero platinum group metal” three-way catalysts for gasoline and compressed natural gas engines, which catalysts or parts thereof do not contain platinum, palladium and/or rhodium, (“ZPGM Catalysts”) for HDU or LVA, as further described in Article 3.3 below, (the “ZPGM Technology”; and the TWC Technology and the ZPGM Technology, the “Purchased Technology”), for a total purchase price of US$3,900,000, (three million nine hundred thousand US Dollars), the “Technology Purchase Price”), and TKK shall pay the Technology Purchase Price to CSI in installments by bank transfers to the bank account designated by CSI, as set forth in Article 5.

3.2

The TWC/LVA Technology shall mean, with respect to and limited to the Territory, (i) all of the technology held by CSI and/or any Affiliate of CSI as of the Execution Date, relating to TWCs for LVA and (ii) all TWC/LVA Improvements, (as such term is defined in (c) and (d) below).  For avoidance of doubt, the transfer of the TWC/LVA Technology by CSI and its Affiliates to TKK pursuant to this Article 3 shall include, without limitation, (a) the transfer to TKK of the ownership of all of granted patents, industrial design patents, utility model patents and all other forms of legally recognized intellectual property right protection, (collectively, the “Intellectual Property Rights”), within the Territory and all pending applications for Intellectual Property Rights within the Territory, held or made by or in the name of CSI and/or any of the Affiliates of CSI as of the Execution Date, relating to TWCs for LVA, which granted and pending Intellectual Property Rights shall include, without limitation, those patents and patent applications listed in Attachment I, (the “TWC/LVA Patents”), (b) the transfer to TKK of, and the transfer to TKK of the rights to exclusively use, within the Territory, all trade secrets, know-how and all other proprietary information, (collectively, the “Trade Secrets”), held by CSI and/or any of the Affiliates of CSI as of the Execution Date and relating to TWCs for LVA, (c) the exclusive right to apply for, within the Territory and at any appropriate time, any Intellectual Property Rights relating to any developments, inventions, improvements or new technologies of or for TWCs for LVA developed by CSI, any Affiliate of CSI, jointly by CSI and any Affiliate of CSI, or jointly by CSI and/or any Affiliate of CSI with any third party during the three-year period commencing on the Execution Date, (the “Development Period”), (d) the transfer to TKK of, and the transfer to TKK of the rights to exclusively use, within the Territory, all Trade Secrets relating to any developments, inventions, improvements or new technologies of or for TWCs for LVA developed by CSI, any Affiliate of CSI, jointly by CSI and any Affiliate of CSI, or by jointly by CSI and/or any Affiliate of CSI with any third party during the Development Period, (all developments, inventions, improvements and new technologies of or for TWCs for LVA developed during the Development Period as described in this Article 3.2 (c) and (d), and the exclusive rights within the Territory to use all of the same, including, without limitation, the related Trade Secrets, and to apply for and use all related Intellectual Property Rights, collectively, the “TWC/LVA Improvements”), (e) the grant to TKK of a non-exclusive, royalty-free, fully paid-in license in perpetuity to use within the Territory in any manner, including, without limitation, to sublicense the use within the Territory of, any and all Intellectual Property Rights or Trade Secrets relating to TWCs for LVA granted to or held by CSI and/or its Affiliates, as of the Execution Date or at any time during the Development Period, which Intellectual Property Rights or Trade Secrets may be used, but are not limited to use, for or in connection with TWCs for LVA, and (f) for the avoidance of doubt, the grant to TKK of the right to make, in its own name, any and all applications for Intellectual Property Rights relating to TWCs for LVA technology transferred to TKK pursuant to this Article 3.2 in any country located within the Territory; provided, however, that TKK shall notify CSI of its intention to make any such application in advance, and further provided that TKK shall not be allowed to make any such application for Intellectual Property Rights with respect to any Trade Secrets relating to TWCs for LVA technology transferred to TKK, regarding which Trade Secrets (x) CSI has notified TKK in writing that CSI will not permit public disclosure and (y) have not become part of the public domain.

3.3

The ZPGM Technology shall mean, with respect to and limited to the Territory, (i) all of the technology held by CSI and/or any Affiliate of CSI as of the Execution Date, relating to ZPGM Catalysts for HDU or LVA, and (ii) all ZPGM Improvements, (as such term is defined in (c) and (d) below).  For avoidance of doubt, the transfer of the ZPGM Technology by CSI and its Affiliates to TKK pursuant to this Article 3 shall include, without limitation, (a) the transfer to TKK of the ownership of all Intellectual Property Rights within the Territory and all pending applications for Intellectual Property Rights within the Territory, held or made by or in the name of CSI and/or any of the Affiliates of CSI as of the Execution Date, relating to ZPGM Catalysts for HDU and LVA, which granted and pending Intellectual Property Rights shall include, without limitation, those patents and patent applications listed in Attachment II, (the “ZPGM Patents”), (b) the transfer to TKK of, and the transfer to TKK of the rights to exclusively use, within the Territory, all of the Trade Secrets held by CSI and/or any of the Affiliates of CSI as of the Execution Date and relating to ZPGM Catalysts for HDU and LVA, (c) the exclusive right to apply for, within the Territory and at any appropriate time, any Intellectual Property Rights relating to any developments, inventions, improvements or new technologies of or for ZPGM Catalysts for HDU and LVA developed by CSI, any Affiliate of CSI, jointly by CSI and any Affiliate of CSI, or jointly by CSI and/or any Affiliate of CSI with any third party during the Development Period, (d) the transfer to TKK of, and the transfer to TKK of the rights to exclusively use, within the Territory, all Trade Secrets relating to any developments, inventions, improvements or new technologies of or for ZPGM

Catalysts for HDU and LVA developed by CSI, any Affiliate of CSI, jointly by CSI and any Affiliate of CSI, or by jointly by CSI and/or any Affiliate of CSI with any third party during the Development Period, (all developments, inventions, improvements and new technologies of or for ZPGM Catalysts for HDU and LVA developed during the Development Period as described in this Article 3.3 (c) and (d), and the exclusive rights within the Territory to use all of the same, including, without limitation, the related Trade Secrets, and to apply for and use all related Intellectual Property Rights, collectively, the “ZPGM Improvements”), (e) the grant to TKK of a non-exclusive, royalty-free, fully paid-in license in perpetuity to use within the Territory in any manner, including, without limitation, to sublicense the use within the Territory of, any and all Intellectual Property Rights or Trade Secrets relating to ZPGM Catalysts for HDU and LVA granted to or held by CSI and/or its Affiliates, as of the Execution Date or at any time during the Development Period, which Intellectual Property Rights or Trade Secrets may be used, but are not limited to use, for or in connection with ZPGM Catalysts for HDU and LVA, and (f) for the avoidance of doubt, the grant to TKK of the right to make, in its own name, any and all applications for Intellectual Property Rights relating to ZPGM Catalysts for HDU and LVA technology transferred to TKK pursuant to this aricle 3.3 in any country located within the Territory; provided, however, that TKK shall notify CSI of its intention to make any such application in advance, and further provided that TKK shall not be allowed to make any such application for Intellectual Property Rights with respect to any Trade Secrets relating to ZPGM Catalysts for HDU and LVA technology transferred to TKK, regarding which Trade Secrets (x) CSI has notified TKK in writing that CSI will not permit public disclosure and (y) have not become part of the public domain.

3.4

CSI shall maintain those patents within the Territory that are the subject of the provisions of Article 3.2 (e) and Article 3.3 (e) above, including, without limitation, reasonably responding to all patent objections, invalidation or infringement-related proceedings related to such patents and otherwise defending such patents in a commercially reasonable fashion.  In the event TKK becomes aware of any infringement or attempted infringement within the Territory of any of the patents that are the subject of the provisions of Article 3.2 (e) and Article 3.3 (e) above, TKK shall promptly notify CSI of such infringement, and CSI and TKK shall consult in good faith regarding the appropriate action to be taken with respect to such infringement or attempted infringement.  For the avoidance of doubt, and notwithstanding the provisions of Article 4.3 of the First Purchase and Sale Agreement to the contrary, (i) all patents within the Territory that are limited to use, for or in connection with the Purchased Technology and/or the HDU Technology, (as such term is defined in the First Purchase and Sale Agreement), shall be transferred in full to TKK and TKK shall have the obligations to maintain the same, and (ii) all patents within the Territory that are related to, but not limited to use for or in connection with, the Purchased Technology and the HDU Technology shall be owned by CSI, licensed by CSI to TKK as set forth in Article 3.2 (e) and Article 3.3 (e) above, and in Article 4.2 (d) of the First Purchase and Sale Agreement, and CSI shall have the obligations to maintain the same as set forth hereinabove.  TKK and CSI hereby agree to consult in good faith and to prepare a list of all patents held in the Territory by CSI, its Affiliates, TKK and its Affiliates, which patents relate in any manner to the Purchased Technology and/or to the HDU Technology and to determine the ownership and licensing status of all such patents based on the principles of this Article 3.4 within ninety days from the Execution Date.

3.5

CSI shall, at no additional cost to TKK, assist TKK with respect to all procedures relating to transfers, registrations, notifications, applications and the like with respect to any granted or pending Intellectual Property Rights transferred to TKK under this Article 3, or applications for Intellectual Property Rights made by TKK pursuant to the rights transferred to TKK under this Article 3, as may be reasonably requested by TKK in order to complete the transfer of the Purchased Technology within the Territory.

3.6

CSI shall, at no additional cost to TKK other than as specifically set forth herein, (i) provide to TKK on or prior to January 15, 2010 written manuals describing and explaining the Purchased Technology in reasonable detail, (ii) during the three-month period commencing on the Execution Date, complete the training of such TKK and/or TKK/THD employees as may be designated by TKK in its sole discretion, in accordance with the reasonable instructions of TKK; provided, however, that TKK shall reimburse CSI for all out-of-pocket expenses relating to any travel required of any CSI executives or employees, and (iii) following the Execution Date and until the first anniversary of the end of the Development Period, cooperate with TKK in order to provide TKK with all Trade Secrets relating to the Purchased Technology, which Trade Secrets are subject to transfer to TKK under this Second Purchase and Sale Agreement, including, without limitation, all reports, summaries, training and updates reasonably determined by TKK to be necessary.

3.7

CSI shall itself, and CSI shall cause Dr. Stephen Golden to, execute with TKK the Consulting Option Agreement as of the Execution Date, in form and substance satisfactory to TKK and CSI.

3.8

For the avoidance of doubt, the transfer to TKK of the TWC/LVA Technology and the ZPGM Technology pursuant to this Article 3 is intended by the Parties to give TKK the exclusive rights, as between the Parties and the Affiliates of CSI, to manufacture, provide, market and/or sell within the Territory products and services relating to TWCs for LVA, and ZPGM Catalysts for HDU and LVA.  For the avoidance of doubt, notwithstanding the transfer to TKK of the TWC/LVA Technology and the ZPGM Technology pursuant to this Article 3, CSI and the Affiliates of CSI reserve all exclusive rights, as between the Parties, to manufacture, provide, market and/or sell outside of the Territory products and services relating to TWCs for LVA, and ZPGM Catalysts for HDU and LVA.

3.9

For avoidance of doubt, TKK and CSI hereby acknowledge and agree that the HDU-related technology sold by CSI to TKK/THD pursuant to the First Purchase and Sale Agreement, (which technology was later transferred by TKK/THD to TKK), and the TWC/LVA Technology and the ZPGM Technology being sold by CSI to TKK pursuant to this Second Purchase and Sale Agreement represent all of the CSI Technology, (as such term was defined in the Original Shareholders Agreement), which CSI Technology was licensed to TC Catalyst by CSI under the CSI License Agreement, (as such term was defined in the Original Shareholders Agreement), together with all Breakthrough Technology, (as such term was defined in the Original Shareholders Agreement), as such Breakthrough Technology relates to catalysts for HDU and/or LVA.

3.10

In the event TKK desires to sell, license or otherwise transfer in any way all or any portion of the TWC/LVA Technology and/or the ZPGM Technology to any third party at any time, TKK shall first provide CSI with written notice of such intended sale, license or other transfer.  CSI shall be free in its sole discretion to make an offer to purchase or license from TKK such TWC/LVA Technology and/or ZPGM Technology, and TKK shall be free in its sole discretion to accept or reject such offer from CSI.

Article 4.

Cross License

4.1

In consideration of the mutual covenants between TKK and CSI contained in this Second Purchase and Sale Agreement, CSI hereby grants to TKK, (with the right to sublicense the same to any licensee of TKK, including, without limitation, TC Catalyst), a limited, royalty-free license to utilize the Intellectual Property Rights and Trade Secrets of CSI relating to the HDU Technology the TWC/LVA Technology and/or the ZPGM Technology, to the extent necessary to permit TKK or its licensee to conduct product qualification activities with parent companies located outside of the Territory, which qualification activities may include the limited sale of products and provision of services incorporating Intellectual Property Rights and Trade Secrets of CSI relating to the HDU Technology, the TWC/LVA Technology and/or the ZPGM Technology to such parent companies; provided, however, that all such qualification activities shall be solely for the purpose of qualifying the use of products and services of TKK or its licensee by the subsidiaries of such parent companies, which subsidiaries are located within the Territory, and further provided that all such products and services to be sold and provided on a commercial basis as a result of any qualifications achieved shall be sold and provided to such subsidiaries within the Territory.

4.2

In consideration of the mutual covenants between TKK and CSI contained in this Second Purchase and Sale Agreement, TKK hereby grants to CSI, (with the right to sublicense the same to any licensee of CSI), a limited, royalty-free license to utilize the Intellectual Property Rights and Trade Secrets of TKK relating to the HDU Technology, the TWC/LVA Technology and/or the ZPGM Technology, to the extent necessary to permit CSI or its licensee to conduct product qualification activities with parent companies located within the Territory, which qualification activities may include the limited sale of products and provision of services incorporating Intellectual Property Rights and Trade Secrets of TKK relating to the HDU Technology, the TWC/LVA Technology and/or the ZPGM Technology to such parent companies; provided, however, that all such qualification activities shall be solely for the purpose of qualifying the use of products and services of CSI or its licensee by the subsidiaries of such parent companies, which subsidiaries are located outside of the Territory, and further provided that all such products and services to be sold and provided on a commercial basis as a result of any qualifications achieved shall be sold and provided to such subsidiaries outside of the Territory.

4.3

To the full extent permitted by applicable law, each of TKK and CSI hereby agrees in perpetuity (i) not to compete directly, (ii) not to compete indirectly through acquisition, (whether directly, by merger or otherwise), of another company, and (iii) to cause its Affiliates not to compete, with the other Party within the respective territories for each in connection with catalysts for HDU or LVA, and related services.

Article 5.

Payment of Technology Purchase Price

The payment of the total amount of the Technology Purchase Price shall be as follows: (i) TKK shall pay to CSI US$400,000, (four hundred thousand US Dollars), on December 18, 2009, (ii) US$1,500,000, (one million five hundred thousand US Dollars) on December 24, 2009 and (iii) US$2,000,000, (two million US Dollars) on or prior to January 22, 2010, on or prior to which date CSI shall submit to TKK all documents reasonably required by TKK for the application for transfer of registration or the notification of transfer of ownership of the TWC/LVA Patents and the ZPGM

Patents set forth in Attachment I and Attachment II, respectively, with the patent offices in Japan, South Korea and the Peoples’ Republic of China.

Article 6.

Fees, Expenses and Taxes

Each Party shall be liable for all of the expenses and fees required in order for each such Party to perform its obligations as set out in this Second Purchase and Sale Agreement.  In the event consumption or other sales taxes become applicable with respect to any payment required hereunder, the Parties acknowledge and agree that such consumption or sales taxes shall be added to the amount of such payment.

Article 7.

Term of Agreement

This Second Purchase and Sale Agreement shall remain in effect in perpetuity and shall be binding on the successors, heirs and assignees of each of the Parties.

Article 8.

Governing Law and Resolution of Disputes

8.1

This Second Purchase and Sale Agreement shall be governed by and interpreted in accordance with the laws of Japan.

8.2

Any claim, dispute or controversy arising between TKK and CSI in relation to this Second Purchase and Sale Agreement, or any breach hereof, which cannot be satisfactorily settled through consultations in good faith between TKK and CSI, shall be finally settled by arbitration upon the written request of either Party, before an arbitration tribunal of the International Court of Arbitration, in accordance with its rules and utilizing one arbitrator jointly chosen by TKK and CSI.  The place of arbitration shall be Tokyo, Japan.  Each of TKK and CSI hereby agrees that any award of such arbitration tribunal shall be final and binding upon both Parties, and that judgment upon such award may be entered in any court having jurisdiction thereof.

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IN WITNESS WHEREOF, each of TKK and CSI has caused its duly authorized representative to execute this Second Purchase and Sale Agreement with effect from the Execution Date.

Tanaka Kikinzoku Kogyo Kabushiki Kaisha

/s/ Hideya Okamoto

Name:

Hideya Okamoto

Title:   Representative Director

and President

Catalytic Solutions, Inc.

/s/Charles F. Call

Name:  Charles F. Call

Title:    Chief Executive Officer

Attachment I – TWC/LVA PATENTS.

1.

TITLE:  IMPROVED MIXED-PHASE CERAMIC OXIDE THREE-WAY CATALYST FORMULATIONS AND METHODS FOR PREPARING THE CATALYSTS

US Patent Family

Reference #	Application Number	Filing date	Publication Number	Patent Number	Status
06-40223-USP*	10/894,892	7/19/2004	Non-publication requested		Intentionally abandoned.
06-40223-USPD3*	12/156,665	6/3/2008	Non-publication requested		Intentionally abandoned.
06-40223-USPD4*	12/156,554	6/3/2008	Non-publication requested		Intentionally abandoned.
06-40223-USPC	12/290,775	11/3/2008	Non-publication requested 11/3/2008. Request for Withdrawal of Non-Publication Request filed 12/1/2009.		Allowed. Issue Fee paid 11/18/2009.

* These applications have not been published and are confidential.

PCT and Foreign Counterparts

Reference #	Application Number	Filing date	Publication Number	Patent Number	Status
06-40223WOPC	PCT/US09/66411	12/2/2009			Pending.

2.

TITLE:  IMPROVING ADHESION AND COATING INTEGRITY OF WASHCOATS AND OVERCOATS

Reference #	Application Number	Filing date	Publication Number	Patent Number	Status
08-40202-US*	12/286,118	9/26/08			Pending. Projected Publication Date 4/1/2010.
08-40202-WO	PCT/US09/05294	9/24/09			Pending.

* This application has not been published and is confidential.

Attachment II – ZPGM Patents.

(note in item 4 – there are PGM and ZPGM claims)

3.

TITLE:  ZERO PLATINUM GROUP METAL CATALYSTS

Reference #	Application Number	Filing date	Publication Number	Patent Number	Status
08-40119-US*	12/215,694	6/27/08			Pending. Response filed 7/29/09. Projected Publication Date 12/31/09.
08-40119-USP*	12/229,729	8/26/08			Pending. Projected Publication Date 12/31/09.

*  These applications have not been published and are confidential.

PCT and Foreign Counterparts

Reference #	Country	Application Number	Filing Date	Publication Number	Patent Number	Status
08-40119-WO	PCT	PCT/US09/03800	6/26/2009			Pending.
08-40119-WOP	PCT	PCT/US09/03799	6/26/2009			Pending.

4.

TITLE:  CATALYSTS FOR LEAN BURN ENGINES

Reference #	Application Number	Filing date	Publication Number	Patent Number	Status
Cat101.Prov	61/180,122	5/20/2009			Pending